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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Raymond James Financial, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-59449, 333-74716, 333-103280, 333-103277, 333-98537, and 333-125214) on Form S-8 and (No. 333-51840) on Form S-3 of Raymond James Financial, Inc. and subsidiaries of our reports dated December 14, 2006, with respect to the consolidated statements of financial condition of Raymond James Financial, Inc. and subsidiaries as of September 30, 2006 and September 30, 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports appear in the September 30, 2006 annual report on Form 10-K of Raymond James Financial, Inc.

KPMG LLP

Tampa, Florida
December 14, 2006
Certified Public Accountants